As filed with the Securities and Exchange Commission on May 3, 2023

Registration No. 333-270566

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

4D Molecular Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3506994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5858 Horton Street #455 Emeryville, California 94608 (510) 505-2680	94608
(Address of Principal Executive Offices)	(Zip Code)

2020 Employee Stock Purchase Plan

(Full title of the plan)

David Kirn, M.D.

Chief Executive Officer

4D Molecular Therapeutics, Inc.

5858 Horton Street #455

Emeryville, California 94608

(Name and address of agent for service)

(510) 505-2680

(Telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

Phillip S. Stoup, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the “Post-Effective Amendment”) is being filed by 4D Molecular Therapeutics, Inc. (the “Registrant”) for the purpose of deregistering certain shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”), that were originally registered pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 15, 2023, File No. 333-270566 (the “Registration Statement”). The Company determined that the amount of shares of Common Stock that were registered under the Registration Statement issuable under the 2020 Employee Stock Purchase Plan (the “ESPP”) pursuant to the annual increase provision therein (the “Shares”) were overstated and incorrectly reported. The amount of Shares registered in the Registration Statement for the ESPP was 326,266 but should have been 50,000. This Post-Effective Amendment shall not affect the remaining shares of Common Stock registered pursuant to the Registration Statement, and the effectiveness of the Registration Statement as to the 1,631,331 Shares issuable under the 2020 Incentive Award Plan shall continue unaffected by this Post-Effective Amendment.

The Registration Statement remains in effect in all other respects.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on May 3, 2023.

4D Molecular Therapeutics, Inc.

By:	/s/ August J. Moretti
August J. Moretti
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* David Kirn, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2023

/s/ August J. Moretti August J. Moretti	Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2023

* John F. Milligan, Ph.D.	Executive Chairman	May 3, 2023

* Jacob Chacko, M.D., MBA	Director	May 3, 2023

* Susannah Gray, MBA	Director	May 3, 2023

* Noriyuki Kasahara, M.D., Ph.D.	Director	May 3, 2023

* Nancy Miller-Rich	Director	May 3, 2023

* Charles P. Theuer, M.D., Ph.D.	Director	May 3, 2023

* Shawn Cline Tomasello, MBA	Director	May 3, 2023

By:	/s/ August J. Moretti
August J. Moretti
Attorney in-Fact